                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only
    (as permitted by sec. 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec. 14a-11(c) or sec. 14a-12

                          ORBITAL SCIENCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No Fee Required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                                                  (ORBITAL LOGO)

March 24, 2004

Dear Stockholder:

     It is my pleasure to invite you to the annual meeting of stockholders of Orbital Sciences Corporation to be held on Friday, April 30, 2004 at 9:00 a.m., at our headquarters located at 21839 Atlantic Boulevard, Dulles, Virginia 20166.

     Your vote is important. Whether or not you plan to attend, and regardless of the number of shares you own, I urge you to vote in accordance with the instructions provided with this proxy statement. Even if you return a proxy card or vote via the Internet or by telephone, you may still attend the meeting and vote in person.

     I hope that you will be able to attend the meeting. Orbital's officers and directors look forward to seeing you at that time.

Sincerely,

/s/ DAVID W. THOMPSON
DAVID W. THOMPSON
Chairman of the Board and
Chief Executive Officer

                          ORBITAL SCIENCES CORPORATION
                            21839 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                 (703) 406-5000
                                www.orbital.com

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 2004
                            ------------------------

     The annual meeting of stockholders of Orbital Sciences Corporation ("Orbital" or the "company") will be held at our headquarters located at 21839 Atlantic Boulevard, Dulles, Virginia 20166, on Friday, April 30, 2004, at 9:00 a.m.

     Stockholders, as of the close of business on March 8, 2004, are entitled to vote at the annual meeting. The following items are on the agenda:

        1. To elect four directors for three-year terms ending in 2007.

        2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     A PROXY FOR THE ANNUAL MEETING IS ENCLOSED. EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE PROMPTLY VOTE BY COMPLETING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS MAY ALSO VOTE BY INTERNET OR TELEPHONE. INTERNET AND TELEPHONE PROXY VOTING INSTRUCTIONS ARE PROVIDED ON THE PROXY CARD. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO VOTE IN PERSON, YOUR VOTE BY PROXY WILL NOT BE USED.

     This proxy statement, the accompanying form of proxy, and our Annual Report on Form 10-K will be mailed to stockholders on or about March 25, 2004.

By Order of the Board of Directors,

/s/ LEO MILLSTEIN
LEO MILLSTEIN
Senior Vice President, General Counsel
and Corporate Secretary

March 24, 2004

                          ORBITAL SCIENCES CORPORATION
                            ------------------------

                                PROXY STATEMENT
                  FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHY DID I RECEIVE THIS PROXY STATEMENT?

     The Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders because you own shares of Orbital common stock. This proxy statement contains information about the matter to be voted on at the meeting and the voting process, as well as information about our directors and executive officers. The meeting will be held at our headquarters located at 21839 Atlantic Boulevard, Dulles, Virginia 20166, on Friday, April 30, 2004 at 9:00 a.m.

WHO IS ENTITLED TO VOTE?

     Holders of Orbital common stock at the close of business on March 8, 2004, the record date, are entitled to vote at the meeting. Each share of Orbital common stock is entitled to one vote. On March 8, 2004, there were 48,307,445 shares of common stock issued and outstanding and entitled to vote.

WHAT AM I VOTING ON?

     You are voting on one item of business at the annual meeting - the election of four directors to serve until the 2007 annual meeting and until their successors are elected and qualified. Information regarding the nominees is provided on pages 3-4 of this proxy statement.

HOW DO I VOTE?

     If you are a stockholder of record, there are four ways to vote:

     - by completing and mailing your proxy card;

     - by Internet at www.proxyvote.com, by following the instructions on the proxy card;

     - by telephone, by following the instructions on the proxy card; or

     - by written ballot at the annual meeting.

     Votes by Internet or telephone must be received before 11:59 p.m. on Thursday, April 29, 2004. If you do not indicate your voting preference, the appointed proxies will vote your shares FOR each of the nominees to Orbital's Board of Directors.

     If your shares are held in a brokerage account or in your broker's name (i.e., "street name"), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the Internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares as directed. If, however, your brokerage firm has not received your instructions within ten days of the meeting, the firm may vote your shares on any matter which the New York Stock Exchange ("NYSE") determines to be routine. The matter on this meeting's agenda is routine according to the NYSE rules. For your general information, if the brokerage firm cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter.

     We will pass out written ballots to anyone who wants to vote in person at the annual meeting. If you hold your shares in street name through a brokerage account, you will need a legal proxy from your broker in order to vote at the annual meeting.

WHAT IF I CHANGE MY MIND AFTER I HAVE VOTED?

     You may revoke your proxy and change your vote at any time before it is voted at the meeting by (1) sending a written notice of revocation to the company's Corporate Secretary; (2) submitting a new written proxy, bearing a date later than the date of the proxy being revoked; (3) voting again on the Internet or by telephone; or (4) attending the annual meeting and voting in person.

     If you hold your shares in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain legal proxy as described above.

HOW MANY SHARES CONSTITUTE THE QUORUM NECESSARY TO HOLD A MEETING?

     As of the record date, 48,307,445 shares of Orbital's common stock were issued and outstanding and entitled to vote at the meeting. A majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum. Shares that are represented by a proxy that directs that the shares abstain from voting or that a vote be withheld are still deemed to be represented at the annual meeting for purposes of constituting a quorum. Similarly, broker non-votes, as described above, will be treated as shares present for purposes of determining a quorum at the meeting.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

     We will announce preliminary voting results at the annual meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of 2004, to be filed with the Securities and Exchange Commission (the "SEC"). A copy of our Form 10-Q will be available at our website (www.orbital.com) and at the SEC's website (www.sec.gov). You may also receive a copy by contacting our Investor Relations Department, either by mail at our corporate headquarters, by e-mail at investor.relations@orbital.com, by telephone at (703) 406-5543, or by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room.

WHO PAYS THE COST OF SOLICITATION OF PROXIES?

     We will pay the costs of this proxy solicitation, including the reasonable expenses of brokerage firms and other custodians or nominees for forwarding proxy materials to beneficial owners. Our directors, officers and employees may solicit proxies without additional compensation.

WILL ANY OTHER MATTERS BE VOTED ON?

     As of the date of this proxy statement, our management knows of no other matters that will be presented for consideration at the meeting other than that discussed in this proxy statement. If any other matters properly come before the meeting and call for a shareholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Four directors are to be elected at the 2004 annual meeting for three-year terms that expire in 2007. Eight other directors have been elected to terms that end in either 2005 or 2006, as indicated below. The term of office of each nominated director will be for three years expiring at the 2007 annual meeting of stockholders and until a successor is elected and qualified or until such director's death, removal or resignation. If any nominees for director should become unavailable, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, would designate substitute nominees and proxies would be voted for such substitutes. Management does not anticipate that any of the nominees will become unavailable.

     In order to be elected, a nominee must receive the vote of a plurality of the outstanding shares of common stock represented at the meeting and entitled to vote. The four nominees for election as directors at the annual meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. For purposes of the election of directors, abstentions and other shares not voted will have no effect on the outcome of the election other than for purposes of determining a quorum.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the election of each of the nominees listed below.

     Set forth below is certain information as of March 1, 2004 concerning each of the nominees and each person whose term of office as a director will continue after the annual meeting.

                  DIRECTORS TO BE ELECTED AT THE 2004 MEETING

EDWARD F. CRAWLEY, 49
Director since 2003

     Dr. Crawley has been a professor of Aeronautics and Astronautics at the Massachusetts Institute of Technology ("M.I.T.") since 1980, and served as head of M.I.T.'s Aeronautics and Astronautics Department from 1996 until 2003. In 1993, he was a member of the Presidential Advisory Committee on the Space Station Redesign. He is a Fellow of the American Institute of Aeronautics and Astronautics and a member of the U.S. National Academy of Engineering.

LENNARD A. FISK, 60
Director since 1993

     Dr. Fisk has been a professor of Space Sciences at the University of Michigan since 1993, and also served as Chairman of the Department of Atmospheric, Oceanic, and Space Sciences from 1993 to 2003. From 1987 until 1993, he was Associate Administrator for Space Sciences and Applications at the National Aeronautics and Space Administration ("NASA"). From 1977 until 1987, he held various positions at the University of New Hampshire, including Vice President for Research and Financial Affairs. He is a Fellow of the American Geophysical Union and a member of the U.S. National Academy of Sciences.

GARRETT E. PIERCE, 59
Director since 2000

     Mr. Pierce has been Vice Chairman and Chief Financial Officer since April 2002, and was Executive Vice President and Chief Financial Officer from August 2000 until April 2002. From 1996 until August 2000, he was Executive Vice President and Chief Financial Officer of Sensormatic Electronics Corp., a supplier of electronic security systems, where he was also named Chief Administrative Officer in July 1998. Prior to joining Sensormatic, Mr. Pierce was the Executive Vice President and Chief Financial Officer of California

Microwave, Inc., a supplier of microwave, radio frequency, and satellite systems and products for communications and wireless networks. From 1980 to 1993, Mr. Pierce was employed by Materials Research Corporation, a provider of thin film equipment and high purity materials to the semiconductor, telecommunications and media storage industries, where he progressed from Chief Financial Officer to President and Chief Executive Officer. Materials Research Corporation was acquired by Sony Corporation as a wholly-owned subsidiary in 1989. From 1972 to 1980, Mr. Pierce held various management positions with The Signal Companies.

DAVID W. THOMPSON, 49
Director since 1982

     Mr. Thompson is a co-founder of Orbital and has been Chairman of the Board and Chief Executive Officer of Orbital since 1982. From 1982 until October 1999, he also served as President. Prior to founding Orbital, Mr. Thompson was employed by Hughes Electronics Corporation as special assistant to the President of its Missile Systems Group and by NASA at the Marshall Space Flight Center as a project manager and engineer, and also worked on the Space Shuttle's autopilot design at the Charles Stark Draper Laboratory. Mr. Thompson is a Fellow of the American Institute of Aeronautics and Astronautics, the American Astronautical Society and the Royal Aeronautical Society, and is a member of the U.S. National Academy of Engineering.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2005

DANIEL J. FINK, 77
Director since 1983

     Mr. Fink has been President of D.J. Fink Associates, Inc., a management consulting firm since 1982. From 1967 until 1982, Mr. Fink held a variety of positions at General Electric Company, including the positions of Senior Vice President, Corporate Planning and Development and Vice President and Group Executive, Aerospace Group. Mr. Fink is a former member of the Defense Science Board and a former Chairman of the NASA Advisory Council. He is a member of the U.S. National Academy of Engineering and is a director of The Titan Corporation.

ROBERT J. HERMANN, 70
Director since 2002

     Dr. Hermann has been a Senior Partner of Global Technology Partners, an aerospace, defense, and technology investment firm since 1998. From 1982 to 1998, Dr. Hermann held a variety of positions at United Technologies, including the position of Senior Vice President/Science and Technology from 1987 to 1998. Prior to that time, Dr. Hermann served as Director of the National Reconnaissance Office, Assistant Secretary of the Air Force for Research and Development and Logistics, and Principal Deputy Assistant Secretary of Defense for Communications, Command, Control and Intelligence. He also spent 20 years with the National Security Agency. He is a member of the Defense Science Board and was Chairman of the Charles Stark Draper Laboratory from 1995 to 2001, and a member of the President's Foreign Intelligence Advisory Board from 1993 to 2001. Dr. Hermann is a member of the U.S. National Academy of Engineering.

JANICE I. OBUCHOWSKI, 52
Director since 1996

     Ms. Obuchowski has been President of Freedom Technologies, Incorporated, a telecommunications research and consulting firm, since 1992. During the first half of 2003, Ms. Obuchowski also served as Ambassador and U.S. Representative to the 2003 World Radiocommunication Conference. From 1989 to 1992, she served as Assistant Secretary for Communications and Information at the U.S. Department of Commerce and Administrator of the National Telecommunications and Information Agency. From 1980 to 1987, Ms. Obuchowski served in a variety of positions at the U.S. Federal Communications Commission, including Senior Advisor to the Chairman. Ms. Obuchowski is a director of CSG Systems International, Inc. and Stratos Global Corporation.

FRANK L. SALIZZONI, 65
Director since 1996

     Mr. Salizzoni was President and Chief Executive Officer of H&R Block, Inc. from 1996 until 2000, and served as Chairman of the Board until his retirement in 2002. From 1994 until 1996, Mr. Salizzoni was President and Chief Operating Officer of USAir, Inc. and USAir Group, Inc. He joined USAir as Executive Vice President-Finance and Chief Financial Officer in 1990. From 1987 to 1989, Mr. Salizzoni was Chairman and Chief Executive Officer of TW Services, a large food services company. From 1967 to 1987, Mr. Salizzoni held several senior financial management positions with Trans World Airlines and its parent company, Transworld Corporation.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2006

ROBERT M. HANISEE, 65
Director since 2002

     From 1990 until his retirement at the end of 2003, Mr. Hanisee held a series of positions with Trust Company of the West, an investment management services company. He served as Managing Director and Chief Investment Officer for Asset Allocation in the Private Client Services Group from 1998 to 2003, managed the Convertible Securities Group from 1992 to 1998, and was Portfolio Manager for the Global Telecom Trust from September 1996 to October 1998. Mr. Hanisee was a founding partner of Amdec Securities, and later was President of Seidler Amdec Securities. Mr. Hanisee is a director of EDO Corporation and The Titan Corporation.

HARRISON H. SCHMITT, 68
Director since 1983

     Dr. Schmitt has served in various capacities as a business and technical consultant since 1982. From 1977 through 1982, Dr. Schmitt was a United States Senator from New Mexico, during which time he chaired the Senate Science, Technology and Space Subcommittee, which oversees all non-military space-related research and development programs of the U.S. Government. From 1974 to 1975, he was Assistant Administrator for Energy Programs for NASA. From 1965 to 1973, he was a NASA astronaut. As Lunar Module Pilot on Apollo 17 in 1972, he explored the Moon's surface.

JAMES R. THOMPSON, 67
Director since 1992

     Mr. Thompson, who is not related to David W. Thompson, has been Vice Chairman, President and Chief Operating Officer of Orbital since April 2002, and was President and Chief Operating Officer since October 1999. From 1993 until October 1999, Mr. Thompson served as Executive Vice President and General Manager, Launch Systems Group. Mr. Thompson was Executive Vice President and Chief Technical Officer of Orbital from 1991 to 1993. He was Deputy Administrator of NASA from 1989 to 1991. From 1986 until 1989, Mr. Thompson was Director of the Marshall Space Flight Center at NASA. Mr. Thompson was Deputy Director for Technical Operations at Princeton University's Plasma Physics Laboratory from 1983 through 1986. Before that, he had a 20-year career with NASA at the Marshall Space Flight Center. He is a director of SPACEHAB Incorporated.

SCOTT L. WEBSTER, 51
Director since 1982

     Mr. Webster is a co-founder of Orbital. Mr. Webster served as Senior Vice President, Special Projects of Orbital from May 2001 until his retirement in July 2002. From 1998 until April 2001, Mr. Webster was Chairman of the Board and Chief Executive Officer of ORBCOMM Global, L.P., a satellite services company formerly affiliated with Orbital. From 1993 to 1997, Mr. Webster served in various consulting capacities with Orbital. He served as President of Orbital's Space Data Division from 1990 until 1993, and Executive Vice President of that Division from 1989 to 1990. Mr. Webster was Orbital's Senior Vice President of Marketing and Vice President of Marketing from Orbital's inception in 1982 until 1989. Previously, he held technical and management positions at Advanced Technology Laboratories and Litton Industries, Inc.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Director Independence

     The NYSE rules require that a majority of the company's Board of Directors shall be independent, and define independence based upon criteria relating to the current or historical relationship between the company and each individual director. In accordance with the rules and the guidelines issued by the NYSE, the Board has affirmatively determined that Ms. Obuchowski and Messrs. Crawley, Fink, Fisk, Hanisee, Hermann, Salizzoni, Schmitt and Webster are "independent." This determination was based on the fact that none of these individuals, their family members or any organizations with which these individuals or any of their family members have been affiliated during the last three years (other than in the case of Mr. Webster, whose affiliation with the company ceased in 2002), has had any formal or informal relationship with the company whereby the individual or any of their family members or the affiliated organization has been entitled to or received directly or indirectly any form of economic benefit from Orbital (other than their individual compensation as a director). Mr. Webster's affiliation with the company (other than as a director) ended in 2002, and he has had no business or other dealings with the company since then, nor are any contemplated in the future.

     Consistent with the NYSE's rules, non-employee directors meet in regularly scheduled executive sessions without management. In addition, the Board will meet at least once a year in an executive session that includes only independent directors. The lead independent director is nominated by the Corporate Governance and Nominating Committee and approved by the Board. The lead independent director is appointed by the Board for a two-year term. Daniel J. Fink, who is Chairman of the Corporate Governance and Nominating Committee, currently serves as the lead independent director and presides at the executive sessions. Interested parties may communicate their concerns directly with either the lead independent director or the non-employee directors as a group by writing to "Lead Director, Orbital Sciences Corporation, 21839 Atlantic Boulevard, Dulles, Virginia 20166, Attn: General Counsel." The lead independent director will review all communications and report on them to the full Board or the non-employee directors, as appropriate. Concerns regarding Orbital's accounting, internal accounting controls or auditing matters will be referred to the Audit and Finance Committee and will be investigated in the ordinary course by the committee or its designee.

Committees

     The Board has four standing committees: the Audit and Finance Committee; the Corporate Governance and Nominating Committee; the Human Resources and Compensation Committee; and the Markets and Technology Committee. Each committee operates pursuant to a written charter, copies of which are posted on the "Investor Relations/Corporate Governance" page of our website at www.orbital.com.

     Board membership on the committees is as follows:

                     CORPORATE GOVERNANCE     HUMAN RESOURCES
 AUDIT AND FINANCE      AND NOMINATING       AND COMPENSATION     MARKETS AND TECHNOLOGY
----------------------------------------------------------------------------------------
Edward F. Crawley    Daniel J. Fink*       Daniel J. Fink         Edward F. Crawley
Lennard A. Fisk      Robert M. Hanisee     Robert M. Hanisee      Lennard A. Fisk
Robert M. Hanisee*   Robert J. Hermann     Janice I. Obuchowski*  Robert J. Hermann
Frank L. Salizzoni   Frank L. Salizzoni    Frank L. Salizzoni     Janice I. Obuchowski
Harrison H. Schmitt                                               Harrison H. Schmitt*
                                                                  Scott L. Webster

---------------

* Chairman

Audit and Finance Committee

     The Audit and Finance Committee (the "Audit Committee") held 11 meetings during 2003. In accordance with the applicable NYSE and SEC rules, all of its members are independent. The Board has determined that Messrs. Hanisee and Salizzoni are financial experts, as such term is defined by the regulations promulgated under the Securities Exchange Act of 1934, as amended. None of the members of the Audit Committee serve on the audit committees of more than three public companies.

     The Audit Committee's responsibilities and duties are detailed in its charter, and include:

     - Appointing and overseeing the company's independent auditors, and consultation with them with regard to the plan of audit, financial results, significant accounting policies and issues, and the adequacy of internal accounting controls;

     - Reviewing the company's financial reports and related matters, including significant financial reporting issues and judgments;

     - Reviewing and monitoring the integrity of financial reporting processes and internal control systems;

     - Reviewing the appointment and replacement of the company's internal auditor and overseeing the performance of the internal audit department; and

     - Monitoring compliance with legal and regulatory requirements related to the company's financial and accounting functions.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee (including its predecessor committee) (the "Nominating Committee") held five meetings during 2003. In accordance with the applicable NYSE rules, all of its members are independent.

     The Nominating Committee's responsibilities and duties are detailed in its charter, and include:

     - Identifying and considering director nominees for election to the Board;

     - Recommending directors to serve on and chair committees of the Board;

     - Developing and reviewing the company's Corporate Governance Guidelines and the committee charters;

     - Developing a plan for Chief Executive Officer succession;

     - Reviewing director compensation and benefits; and

     - Overseeing the annual self-evaluation of the Board and its committees.

     It is the Nominating Committee's policy to consider any suggestions for director nominees received from a stockholder. The company has established the following procedures for stockholders to submit director nominees for consideration at Orbital's annual meeting. The proposal must be delivered to the company and contain the information required to be included in accordance with the requirements set forth in the company's By-Laws and any applicable rules or regulations. It should be addressed to "General Counsel and Corporate Secretary, Orbital Sciences Corporation, 21839 Atlantic Boulevard, Dulles, Virginia 20166." The Nominating Committee will evaluate director nominees submitted by stockholders in the same manner it evaluates candidates recommended by other sources.

     At a minimum, director nominees must possess such competencies, expertise and knowledge to enable the Board as a whole to possess the expertise necessary to perform its responsibilities in an efficient and effective manner. In evaluating the suitability of individual Board members, the Board takes into account various factors, including professional experience, understanding of the company's business environment and the industry sector(s) in which it competes, educational background, integrity, ability to make analytical inquiries and willingness to devote adequate time and resources to diligently perform Board duties. The

Nominating Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating Committee members,
(ii) other directors of the company, and (iii) stockholders of the company. The Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates. The company does not, however, currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates. Once director candidates have been identified, the Nominating Committee will then evaluate these candidates in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate.

Human Resources and Compensation Committee

     The Human Resources and Compensation Committee (including its predecessor committee) (the "Compensation Committee") held seven meetings during 2003. In accordance with the applicable NYSE rules, all of its members are independent.

     The Compensation Committee's responsibilities and duties are detailed in its charter, and include:

     - Evaluating the Chief Executive Officer's performance and determining his compensation;

     - Reviewing and making recommendations to the Board with respect to compensation of the company's other key senior officers;

     - Approving employment agreements containing change of control provisions and any non-standard severance arrangements with key senior officers;

     - Administering the company's equity-based compensation plans, and making recommendations to the Board with respect to such plans; and

     - Monitoring corporate human resource matters, including issues relating to employee benefits and workforce recruitment and retention.

Markets and Technology Committee

     The Markets and Technology Committee (formerly the Strategy and Technology Committee) held four meetings during 2003. The Markets and Technology Committee's responsibilities and duties are detailed in its charter, and include:

     - Monitoring and evaluating existing and new markets for the company's products;

     - Assessing existing and potential major technology trends and product development programs; and

     - Reviewing and assessing the development of new technologies and products, including research and development activities and the associated technical and market risks.

Attendance at Board and Stockholder Meetings

     During 2003, the Board held five meetings. Each incumbent director attended at least 75% of all meetings of the Board and committees of which he or she was a member, except that Ms. Obuchowski attended 60% of the Board meetings during 2003.

     It is the Board's policy that all directors should attend the company's annual meeting of stockholders. Eleven of the company's twelve directors attended the 2003 annual meeting. Ms. Obuchowski was unable to attend due to a scheduling conflict arising out of her temporary assignment as President Bush's Ambassador and U.S. Representative to the 2003 World Radiocommunication Conference.

Director Compensation

     During 2003, three directors were salaried employees of Orbital. Such directors receive no additional compensation for serving on the Board. Board members who are not salaried employees receive compensation for Board service. In 2003, that compensation included:

     (1) an annual retainer in the form of cash or restricted common stock;

     (2) Board and committee meeting attendance fees in the form of cash or restricted common stock; and

     (3) grants of stock options.

     All directors also are reimbursed for out-of-pocket expenses in connection with Board and committee service.

     Retainer and Fees. In 2003, each non-employee director received an annual retainer of $15,000, and meeting fees of up to $1,000 for each Board and committee meeting attended. With the exception of one director, non-employee directors received their annual retainer in restricted common stock issued under Orbital's 1997 Stock Option and Incentive Plan (the "1997 Option Plan"). Directors also had the option to elect to receive restricted common stock in lieu of cash for meeting fees. The number of shares of stock granted in lieu of the cash retainer and meeting fees was calculated based on the closing sales price of the common stock on the date of the award. The awards of restricted stock vest in their entirety on January 25, 2005.

     Options and Restricted Stock. Under the 1997 Option Plan, each non-employee director receives an automatic annual grant of 5,000 options to purchase common stock at an exercise price per share equal to the fair market value on the grant date. On January 2, 2003, each non-employee director serving on the Board at that time was granted 5,000 options with an exercise price of $4.33 per share. In April 2003, at the time that he joined the Board, Dr. Crawley received 5,000 options with an exercise price of $5.70 per share. All of the option grants vested in their entirety on January 2, 2004.

     Orbital also matches a non-employee director's purchase of up to $10,000 worth of common stock in the open market in a calendar year with a grant of restricted common stock under the 1997 Option Plan. The number of shares of restricted common stock granted is equal to the dollar value of the non-employee director's stock purchase in any given calendar quarter divided by the average closing sales price of the common stock during that calendar quarter. The grant vests in its entirety two years from the date of grant. In 2003, the company granted 4,869 shares of restricted common stock to match approximately $15,000 worth of common stock purchases on the open market by non-employee directors.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee was comprised of Daniel J. Fink, Robert M. Hanisee, Janice I. Obuchowski and Frank L. Salizzoni during 2003. No member of the Compensation Committee was an officer or employee of Orbital during fiscal year 2003, nor did any member have a business relationship with Orbital that is required to be disclosed pursuant to the applicable SEC rules. No interlocking relationship, as described in the applicable SEC rules, existed between Mr. Fink, Mr. Hanisee, Ms. Obuchowski or Mr. Salizzoni and any member of any other company's Board of Directors or compensation committee during 2003.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of all compensation earned, awarded or paid in the fiscal years ended December 31, 2003, 2002 and 2001, as applicable, to the Chief Executive Officer and the four most highly compensated executive officers who were serving as executive officers as of December 31, 2003 (collectively, the "Named Officers").

                                                                    LONG-TERM COMPENSATION
                                                                    -----------------------
                                             ANNUAL COMPENSATION    RESTRICTED   SECURITIES
                                            ---------------------     STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY      BONUS        AWARDS     OPTIONS(#)   COMPENSATION
---------------------------          ----   --------   ----------   ----------   ----------   ------------
David W. Thompson (a)..............  2003   $430,000   $  361,200   $  401,250    150,000      $  12,863
  Chairman of the Board and          2002    430,000      326,814           --         --          9,422
  Chief Executive Officer            2001    430,000      236,448           --    140,000         42,032

James R. Thompson (b)..............  2003    430,000      361,200      401,250    150,000         12,452
  Vice Chairman, President           2002    420,000      417,092           --         --         11,473
  and Chief Operating Officer        2001    400,000      164,964           --    140,000         39,145

Garrett E. Pierce (c)..............  2003    450,000      678,000           --         --        101,085
  Vice Chairman and Chief            2002    420,000    1,023,351    1,064,000    500,000        150,040
  Financial Officer                  2001    400,000      164,964           --    140,000        155,263

Ronald J. Grabe (d)................  2003    307,000      264,290      214,000    100,000        192,327
  Executive Vice President and       2002    297,000      213,249           --         --        111,567
  General Manager, Launch            2001    275,000      183,928           --    110,000          6,115
  Systems Group

John M. Danko (e)..................  2003    285,000      142,500      160,500     90,876         35,609
  Executive Vice President and       2002    260,000      180,160           --         --         37,981
  General Manager, Space             2001    250,000       34,437           --     40,000         34,789
  Systems Group

---------------

(a) In February 2003, Mr. Thompson received 75,000 shares of restricted common stock that vest in two 50% increments on the first and second anniversaries of the grant date.

     During 2002, Mr. Thompson received approximately 10% of his 2002 base salary in the form of restricted common stock vesting in its entirety on December 31, 2004, and granted as follows: 4,103 shares based on a fair market value of $5.24 per share; and 2,697 shares based on a fair market value of $7.97 per share.

     At December 31, 2003, the total value of Mr. Thompson's unvested restricted stock (81,800 shares) was $983,236. Mr. Thompson is entitled to receive cash dividends paid, if any, with respect to all of his shares of restricted stock.

     During 2001, Mr. Thompson also received approximately 50% of his 2001 base salary in the form of restricted common stock granted as follows: 8,958 shares based on a fair market value of $6.00 per share; 13,853 shares based on a fair market value of $3.88 per share; 29,532 shares based on a fair market value of $1.82 per share; and 13,014 shares based on a fair market value of $4.13 per share. The foregoing grants vested in their entirety on December 31, 2003. He also received $134,968 of his 2001 annual bonus in the form of 28,474 shares of restricted common stock based on a fair market value of $4.74 per share on February 5, 2002. These bonus shares vested on January 24, 2003.

     All other compensation for Mr. Thompson includes aggregate company contributions under Orbital's 401(k) and deferred compensation plans of $12,863, $9,422 and $10,171 that were paid in 2003, 2002 and 2001, respectively. It also includes forgiveness in 2001 of the remaining portion of a loan and accrued interest of $31,861 pursuant to the company's former executive officer loan program.

(b) In February 2003, Mr. J.R. Thompson received 75,000 shares of restricted common stock that vest in two 50% increments on the first and second anniversaries of the grant date. During 2003, Mr. J.R. Thompson received approximately 25% of his 2003 base salary, net of taxes, in the form of common stock that was not subject to any vesting restrictions. The stock was issued on the last day of each quarter as follows: 5,198 shares based on a fair market value of $5.17 per share; 2,524 shares based on a fair market value of $7.30 per share; 1,985 shares based on a fair market value of $9.28 per share; and 1,533 shares based on a fair market value of $12.02 per share.

     During 2002, Mr. J.R. Thompson received approximately 25% of his 2002 base salary in the form of restricted common stock vesting in its entirety on December 31, 2004, and granted as follows: 5,009 shares based on a fair market value of $5.24 per share; 3,293 shares based on a fair market value of $7.97 per share; 7,720 shares based on a fair market value of $3.40 per share; and 6,220 shares based on a fair market value of $4.22 per share. Mr. J.R. Thompson elected to receive 100% of his 2002 annual bonus in the form of 68,615 shares of restricted common stock based on a fair market value of $5.35 per share on February 18, 2003. This grant vested in its entirety on January 26, 2004.

     At December 31, 2003, the total value of Mr. J.R. Thompson's unvested restricted stock (165,857 shares) was $1,993,601. Mr. J.R. Thompson is entitled to receive cash dividends paid, if any, with respect to all of his shares of restricted stock.

     During 2001, Mr. J.R. Thompson received approximately 20% of his 2001 base salary in the form of restricted common stock granted as follows: 3,333 shares based on a fair market value of $6.00 per share; 5,154 shares based on a fair market value of $3.88 per share; 10,989 shares based on a fair market value of $1.82 per share; and 4,842 shares based on a fair market value of $4.13 per share. The foregoing grants vested in their entirety on December 31, 2003. He also received $94,164 of his 2001 annual bonus in the form of 19,865 shares of restricted common stock based on a fair market value of $4.74 per share on February 5, 2002. These bonus shares vested on January 24, 2003.

     All other compensation for Mr. J.R. Thompson includes aggregate company contributions under Orbital's 401(k) and deferred compensation plans of $12,452, $11,473 and $7,284 that were paid in 2003, 2002 and 2001, respectively. It also includes partial forgiveness in 2001 of a loan and accrued interest of $31,861 pursuant to the company's former executive officer loan program.

(c) During 2002, Mr. Pierce received 200,000 shares of restricted common stock, of which 100,000 shares vested on December 31, 2002, and the remaining 100,000 shares vested on December 31, 2003.

     Mr. Pierce received $94,164 of his 2001 annual bonus in the form of 19,865 shares of restricted common stock based on a fair market value of $4.74 per share on February 5, 2002. These bonus shares vested on January 24, 2003.

     All other compensation for Mr. Pierce includes aggregate company contributions under Orbital's 401(k) and deferred compensation plans of $21,317, $12,838 and $6,800 that were paid in 2003, 2002 and 2001, respectively. It also includes $49,798, $137,202 and $148,463 as a reimbursement for relocation, living and certain other expenses (and the associated income taxes) in 2003, 2002 and 2001, respectively. It also includes partial forgiveness in 2003 of a loan and accrued interest of $29,970 pursuant to the company's former executive officer loan program.

(d) In February 2003, Mr. Grabe received 40,000 shares of restricted common stock that vest in two 50% increments on the first and second anniversaries of the grant date. At December 31, 2003, the total value of Mr. Grabe's unvested restricted stock (40,000 shares) was $480,800. Mr. Grabe is entitled to receive cash dividends paid, if any, with respect to all of his shares of restricted stock.

     Mr. Grabe received $62,178 of his 2001 annual bonus in the form of 13,117 shares of restricted common stock based on a fair market value of $4.74 per share on February 5, 2002. These bonus shares vested on January 24, 2003.

     All other compensation for Mr. Grabe includes company contributions under Orbital's 401(k) and deferred compensation plans of $11,434, $9,064 and $6,115 that were paid in 2003, 2002 and 2001, respectively. For 2003 and 2002, it also includes $150,923 and $102,503, respectively, as reimbursement for relocation and living expenses (and the associated income taxes). For 2003, it also includes partial forgiveness of a loan and accrued interest of $29,970 pursuant to the company's former executive officer loan program.

(e) In February 2003, Mr. Danko received 30,000 shares of restricted common stock that vest in two 50% increments on the first and second anniversaries of the grant date. At December 31, 2003, the total value of Mr. Danko's unvested restricted stock (30,000 shares) was $360,600. Mr. Danko is entitled to receive cash dividends paid, if any, with respect to all of his shares of restricted stock.

     Mr. Danko received $35,912 of his 2001 annual bonus in the form of 7,576 shares of restricted common stock based on a fair market value of $4.74 per share on February 5, 2002. These bonus shares vested on January 24, 2003.

     All other compensation for Mr. Danko includes aggregate company contributions under Orbital's 401(k) and deferred compensation plans of $11,609, $13,981 and $10,789 that were paid in 2003, 2002 and 2001, respectively. It also includes a $2,000 per month housing allowance for each year reported.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below shows information on grants of stock options during the fiscal year ended December 31, 2003 to Named Officers under the 1997 Option Plan, which options are reflected in the Summary Compensation Table. Except as otherwise indicated, the option grants reported in the table below vest in equal installments over a three-year period from the grant date.

                                                                                POTENTIAL REALIZED VALUE AT
                           NUMBER OF                                              ASSUMED ANNUAL RATES OF
                           SECURITIES    % OF TOTAL                              STOCK PRICE APPRECIATION
                           UNDERLYING    GRANTED TO    EXERCISE                       FOR OPTION TERM
                            OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
NAME                       GRANTED(#)   FISCAL YEAR    ($/SHARE)      DATE          5%             10%
----                       ----------   ------------   ---------   ----------   -----------   -------------
David W. Thompson........   150,000         6.1%         $5.79      5/15/2013    $546,195      $1,384,165
James R. Thompson........   150,000         6.1           5.35      2/18/2013     504,688       1,278,978
Ronald J. Grabe..........   100,000         4.0           5.35      2/18/2013     336,459         852,652
John M. Danko............    90,876(a)      3.7           5.79      5/15/2013     330,907         838,583

---------------

(a) Mr. Danko received 40,876 options in connection with the option exchange described below under Report on Repricing of Options. Those options vest as follows: one-third on the grant date, one-third on August 15, 2004 and the remaining third on the third anniversary of the grant date.

REPORT ON REPRICING OF OPTIONS

     In September 2002, based on the recommendation of the then existing Human Resources and Governance Committee, the Board approved a voluntary stock option exchange program, whereby eligible employees could exchange their outstanding options having exercise prices greater than $12.25 for new options under the 1997 Option Plan. This voluntary stock option exchange program was implemented to address the substantial loss in value of the outstanding stock options held by the company's employees and the increasing inability of those options to serve as a meaningful performance incentive for Orbital's employees. Executive officers and directors were not eligible to participate in the offer. However, two current executive officers, John M. Danko (a Named Officer) and W. Jean Floyd, who were not executive officers at the time of the offer, participated in the option exchange.

     Under the terms of the exchange offer, each employee who held outstanding stock options with exercise prices greater than $12.25 but less than or equal to $21.00 was given the opportunity to exchange such options for new options for 66 2/3% of the number of shares subject to the exchanged option. Each employee who held outstanding stock options with exercise prices of more than $21.00 was given the opportunity to exchange such options for new options for 50% of the number of shares subject to the exchanged option.

     The new options vest in three equal installments, with the first installment vesting on the grant date, the second installment vesting 15 months from the grant date and the third installment vesting on the third anniversary of the grant date. From the commencement of the exchange offer on October 8, 2002 to its expiration on November 6, 2002, the company accepted for exchange and cancellation options to purchase an aggregate of 1,169,166 shares of the company's common stock. On May 15, 2003, the company issued new options to purchase an aggregate of 870,928 shares of the company's common stock, based on the formula described above, with an exercise price of $5.79 per share, which equaled the fair market value of the company's stock price on the grant date. John M. Danko and W. Jean Floyd tendered options to purchase

70,067 and 59,337 shares, respectively, of the company's common stock and in exchange received new options for 40,876 and 34,137 shares, respectively.

     The following table sets forth the details concerning repricings of all options held by any executive officer of the company during the last 10 completed fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                            NUMBER OF
                                           SECURITIES       MARKET                                  LENGTH OF ORIGINAL
                                           UNDERLYING      PRICE AT                                    OPTION TERM
                                             OPTIONS       TIME OF      EXERCISE PRICE     NEW      REMAINING AT DATE
                                           REPRICED OR   REPRICING OR     AT TIME OF     EXERCISE    OF REPRICING OR
NAME                              DATE       AMENDED      AMENDMENT       REPRICING       PRICE         AMENDMENT
----                            --------   -----------   ------------   --------------   --------   ------------------
John M. Danko.................   5/15/03      3,400         $5.79           $16.75        $5.79     1 year, 8 months
Executive Vice President and                  6,667                          16.50                  3 years, 9 months
General Manager, Space Systems               10,000                          20.75                  4 years, 4 months
Group(a)                                     15,000                          20.50                  4 years, 5 months
                                             10,000                          30.69                  5 years, 5 months
                                             25,000                         22.625                  6 years

W. Jean Floyd.................   5/15/03      1,668          5.79            18.81         5.79     1 year, 10 months
Senior Vice President and
General                                       1,668                          16.88                  2 years, 3 months
Manager, Transportation                         834                          13.50                  2 years, 8 months
Management Systems Group (a)                  4,667                          13.50                  3 years
                                             10,000                          16.50                  3 years, 9 months
                                              3,000                          14.50                  4 years
                                              5,000                          19.13                  4 years, 3 months
                                             10,000                          30.69                  5 years, 5 months
                                             22,500                         22.625                  6 years

Ronald J. Grabe...............  10/28/98     12,500         30.69            36.50        30.69     9 years, 8 months
Executive Vice President and
General Manager, Launch
Systems Group (b)

Antonio L. Elias..............   1/24/96     10,000         13.50            22.00        13.50     7 years, 3 months
Executive Vice President and
General Manager, Advanced
Programs Group

Jeffrey V. Pirone.............   1/24/96     10,000         13.50            22.00        13.50     7 years, 3 months
Vice President and Controller
at time of repricing (b)(c)

Leslie C. Seeman..............   1/24/96     10,000         13.50            22.00        13.50     7 years, 3 months
Senior Vice President and
General
Counsel at time of
repricing(c)

---------------

(a) On May 15, 2003, Messrs. Danko and Floyd received 40,876, and 34,137 new options, respectively, based on the formula described above. Neither Mr. Danko nor Mr. Floyd was an executive officer at the time of the exchange offer.

(b) Messrs. Grabe and Pirone were not executive officers when their options were repriced.

(c) Former employee.

     The foregoing report has been furnished by the Human Resources and Compensation Committee members:

Janice I. Obuchowski, Chairman             Robert M. Hanisee
Daniel J. Fink                             Frank L. Salizzoni

AGGREGATED OPTION EXERCISES DURING 2003 AND DECEMBER 31, 2003 OPTION VALUES

     The table below shows information with respect to the number of stock options exercised by Named Officers during 2003 and the value of unexercised stock options granted under the 1997 Option Plan and its predecessor, Orbital's 1990 Stock Option Plan.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  SHARES                    OPTION SHARES AT           IN-THE-MONEY OPTIONS AT
                                 ACQUIRED                   DECEMBER 31, 2003             DECEMBER 31, 2003
                                    ON       VALUE     ---------------------------   ---------------------------
NAME                             EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             --------   --------   -----------   -------------   -----------   -------------
David W. Thompson..............       --          --     465,000        150,000      $1,144,800     $  934,500
James R. Thompson..............       --          --     390,000        150,000       1,144,800      1,000,500
Garrett E. Pierce..............       --          --     790,000        200,000       3,435,925      1,304,000
Ronald J. Grabe................   40,000    $197,775     210,168        100,000         580,650        667,000
John M. Danko..................   20,000     106,578      65,626         77,250         250,790        481,268

INDEMNIFICATION AGREEMENTS

     Orbital has entered into substantially identical indemnification agreements with each of its directors, the Named Officers and with certain other officers and senior managers. The agreements provide that Orbital shall, to the full extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each indemnitee against all loss and expense incurred by the indemnitee because he or she was, is or is threatened to be made a party to any completed, pending or threatened action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of Orbital or any of its affiliates, or because Orbital has a right to judgment in its favor because of his or her position with Orbital or any of its affiliates. The indemnitee will be indemnified so long as he or she acted in good faith and in a manner reasonably believed by him or her to be in or not opposed to Orbital's best interest. The agreements further provide that the indemnification thereunder is not exclusive of any other rights the indemnitee may have under Orbital's Restated Certificate of Incorporation, By-Laws or any agreement or vote of stockholders and that the Restated Certificate of Incorporation or By-Laws may not be amended to adversely affect the rights of the indemnitee.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Orbital has entered into executive employment agreements with its executive officers, including each of the Named Officers, who are currently employed by Orbital. These agreements become effective in the event of a "change of control," as defined in the agreements, of Orbital, and no officer currently receives compensation under these agreements. Upon a "change of control," each officer whose employment is terminated by Orbital other than for disability or "cause," as defined in the agreements, or who terminates his or her employment for "good reason," as defined in the agreements, within 24 months following such "change of control," would receive a lump sum equal to two times the sum of his or her annual base salary plus an amount equal to any bonus paid in the previous year. In addition, all retirement benefits would vest, all insurance benefits would continue for 24 months and all Orbital stock options would be repurchased by Orbital at the difference between the highest price paid in the "change of control" transaction for shares of stock of the same class or series and the exercise price of the stock option.

     In 2002, Orbital entered into a supplemental employment agreement with Garrett E. Pierce, Vice Chairman and Chief Financial Officer, which supplemented his existing executive employment agreement described above. The agreement provided for guaranteed salary increases for 2003 and 2004, and provided for payment of a $400,000 special cash bonus when the agreement became effective in August 2002. Under the terms of the agreement, Mr. Pierce also received special cash bonuses in the amount of $300,000 on each of December 31, 2002 and December 31, 2003. The $300,000 bonuses were conditioned upon the successful refinancing of Orbital's outstanding convertible notes, which was completed in August 2002. Pursuant to the agreement, Mr. Pierce also received 200,000 shares of restricted stock, 100,000 of which vested on December 31, 2002 and 100,000 of which vested on December 31, 2003, and 500,000 stock options, of which

100,000 were immediately vested, 200,000 vested on June 30, 2003 and 200,000 will vest on June 30, 2004. Orbital also agreed to reimburse Mr. Pierce for certain expenses.

     Notwithstanding anything to the contrary set forth in any of the company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, the following performance graph, the Human Resources and Compensation Committee report on executive compensation and the Audit and Finance Committee report will not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total return on Orbital's common stock against the cumulative total return on the S&P 500 Company Index and the Dow Jones Aerospace/Defense Index for the five-year period commencing on December 31, 1998 and ending on December 31, 2003.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*


                                                                            DOW-JONES AEROSPACE/DEFENSE     ORBITAL SCIENCES
                                                      S&P 500 INDEX                   INDEX                    CORPORATION
                                                      -------------          ----------------------         ----------------
December 1998                                            100.000                     100.000                    100.000
December 1999                                            119.526                      86.059                     42.188
December 2000                                            107.407                     127.910                      9.375
December 2001                                             93.398                     107.208                      9.386
December 2002                                             71.575                     102.695                      9.591
December 2003                                             90.457                     124.278                     27.318

---------------

* Assumes that the value of the investment in Orbital's common stock and each of the indices was $100 on December 31, 1998. Orbital has not declared any dividends on its common stock.

               HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

     Overview and Philosophy. The Compensation Committee is composed entirely of independent non-employee directors and is responsible for evaluating and determining the compensation of the company's senior executives. The Compensation Committee strives to ensure that compensation serves to motivate and retain senior executives while also being in the best interests of the company and its stockholders. The Compensation Committee's philosophy relating to executive compensation is to attract and retain highly qualified people at industry competitive salaries, and to link the financial interests of Orbital's senior management to those of the company's stockholders. The Compensation Committee endeavors to attain these goals by tying compensation to the achievement of certain operational and financial objectives adopted annually by the Compensation Committee. To implement these objectives, Orbital's compensation structure currently has three general components:

     (1) base salary;

     (2) annual cash bonuses and, under certain circumstances, special cash bonuses; and

     (3) stock options and awards of restricted stock.

     Base Salary. In the early part of each fiscal year, the Compensation Committee reviews with Mr. David W. Thompson, Orbital's Chief Executive Officer, and approves, with any modifications it deems appropriate, salary levels for executive officers, including the Named Officers, and certain other members of senior management. Generally, the salaries are determined subjectively, intending to reflect the value of the job in the marketplace and the past and expected future performance and contributions of the individual senior executive, as well as the company's overall growth and profitability. In 2003, base salaries generally increased between 3% and 4% for senior management, including the Named Officers other than the Chief Executive Officer (as discussed below). In addition, the base salary for Mr. Garrett E. Pierce, Orbital's Vice Chairman and Chief Financial Officer, is set pursuant to an employment agreement between Orbital and him. In 2003, Mr. J.R. Thompson elected to receive 25% of his salary, net of taxes, in shares of Orbital common stock issued under the 1997 Option Plan. These shares are not subject to any vesting requirements.

     Annual Cash Incentive and Special Bonuses. Under the management incentive bonus plan for 2003, the company's Chief Executive Officer, President and Chief Operating Officer and the Chief Financial Officer have target bonuses of 80% of base salary. The other Named Officers have target bonuses of 50% of base salary. The actual bonus award may be higher than the executive's target bonus depending upon actual company and/or business unit performance. The bonuses for executives employed in Orbital's corporate division, including the Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer, are primarily based upon the company's annual financial performance and corporate operational performance, with more weight given to financial performance. The company's financial performance is measured based upon targets for free cash flow, net income, revenues and firm backlog. The bonuses for the other Named Officers, each of whom is the General Manager for a business unit, are based on the business unit's annual financial performance, the company's financial performance, and the business unit's operational performance. Each business unit's financial performance is measured based upon targets for free cash flow, operating income, revenues and firm backlog. In all cases, there is an opportunity to earn additional compensation based upon special individual achievements. The financial objectives recommended by management were reviewed and adopted by the Compensation Committee in early 2003. In February 2003 and July 2003, the Compensation Committee reviewed and adopted operational objectives recommended by management for purposes of 2003 bonus opportunities.

     In January 2004, the Chief Executive Officer evaluated Orbital's and each business unit's performance against the established goals, as well as any individual achievements, and presented his evaluation, together with his reasoning and recommended bonus awards to the Compensation Committee. The Compensation Committee then determined, based on the recommendations of the Chief Executive Officer and based on any other factors the Compensation Committee considered relevant, the percentage of target bonus to be awarded to each executive officer. The bonuses awarded to Messrs. J.R. Thompson, Pierce and Grabe were 105% of each executive's target bonus amount. Mr. Danko received 100% of his target bonus amount.

     In addition to the annual management incentive bonus plan, Orbital also has a policy of awarding special cash bonuses to an individual or a group in recognition of exceptional achievement or effort. Mr. Grabe received a special cash bonus in 2003 in recognition of his efforts on the company's missile defense program.

     Stock Options and Restricted Stock. The Compensation Committee believes that the award of stock options and restricted stock provides meaningful long-term incentives that are directly related to the enhancement of stockholder value. Stock option and restricted stock awards are intended to incentivize employees to work towards achieving operational and financial goals that management believes will ultimately be reflected in stock value.

     The Compensation Committee generally approves an annual grant of stock options to senior executives, including the Named Officers. In addition, stock options and restricted stock may be awarded throughout the year to individuals, including the Named Officers. The number of stock options or shares of restricted stock granted to each individual is determined subjectively based on a number of factors, including the individual's degree of responsibility, general level of performance, ability to affect future company performance, salary level, option holdings and recent noteworthy achievements. Under the 1997 Option Plan, stock options are granted at an exercise price equal to the closing price of the company's common stock on the date of the grant. Therefore, the value of the grant to the recipient is directly related to an increase in the price of the common stock. During 2003, each of the Named Officers (other than Mr. Pierce, who had received grants in 2002 pursuant to his employment agreement) received a stock option grant and a restricted stock award. The stock option grant vests in equal increments over three years, and the restricted stock vests in equal increments over two years.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to any of the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The Compensation Committee generally has not sought to structure compensation to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements, although it may do so in the future. For 2003, compensation that is subject to the deductibility limit exceeded $1,000,000 for one Named Officer.

     Chief Executive Compensation.  The Compensation Committee honored Mr. David
W. Thompson's request to maintain his annual base salary in 2003 at $430,000, the same level as his 2002 and 2001 salaries. The Compensation Committee maintained the Chief Executive Officer's target bonus percentage at 80% of base salary for 2003. In determining the Chief Executive Officer's annual incentive bonus, the Compensation Committee reviewed Orbital's financial performance against the objectives established in early 2003, and Orbital's operational performance against the operational goals established in February 2003 and in July 2003. The company met or exceeded each of the financial goals, and substantially met the operational objectives set for the first and second half of 2003, respectively. In addition, the company successfully refinanced its long-term debt on favorable terms. While this was not formally an objective under the bonus plan, the Compensation Committee believed that this accomplishment should be acknowledged. Accordingly, the total bonus percentage awarded to the Chief Executive Officer under the company's incentive bonus plan in 2003 was 105% of target, or $361,200. As discussed above under Stock Options and Restricted Stock, the Compensation Committee granted Mr. Thompson 75,000 shares of restricted stock and 150,000 stock options. The stock vests in equal increments over two years and the options vest in equal increments over three years.

     The foregoing report has been furnished by the Compensation Committee members:

Janice I. Obuchowski, Chairman     Robert M. Hanisee
Daniel J. Fink                     Frank L. Salizzoni

                       AUDIT AND FINANCE COMMITTEE REPORT

     The Audit Committee is responsible for providing independent, objective oversight of the company's accounting functions and internal controls. The Audit Committee is comprised of five directors, each of whom is "independent" as defined by the existing NYSE listing rules and SEC rules.

     Management is responsible for the company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the company for the fiscal year ended December 31, 2003 with the company's management, and also has discussed with PricewaterhouseCoopers LLP ("PricewaterhouseCoopers" or "PwC"), the company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Audit Committee has received both the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, and has discussed with PwC that firm's independence.

     Based on the Audit Committee's discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors of the company that the audited consolidated financial statements of the company for the fiscal year ended December 31, 2003, be included in the company's Annual Report on Form 10-K as filed with the SEC in February 2004.

     The foregoing report has been furnished by the Audit Committee members:

Robert M. Hanisee, Chairman       Frank L. Salizzoni
Edward F. Crawley                 Harrison H. Schmitt
Lennard A. Fisk

                           OWNERSHIP OF COMMON STOCK

     The table below sets forth certain information regarding Orbital's stock-based holdings as of March 5, 2004 unless otherwise indicated, by (1) each person known by Orbital to own beneficially more than 5% of Orbital's common stock, (2) each director of Orbital and each Named Officer, and (3) all executive officers and directors as a group. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns.

                                                                                            PERCENT OF
                                                                SHARES      TOTAL SHARES      SHARES
                                                             BENEFICIALLY   AND OPTIONS    BENEFICIALLY
NAME AND ADDRESS                                               OWNED(a)       OWNED(b)        OWNED
----------------                                             ------------   ------------   ------------
FMR Corp. .................................................   5,967,400      5,967,400         12.4%
  82 Devonshire Street
  Boston, MA 02109(c)
Capital Group International, Inc. .........................   3,436,000      3,436,000          7.2%
Capital Guardian Trust Company
  11100 Santa Monica Blvd.
  Los Angeles, CA 90025(d)
Times Square Capital Management, Inc. .....................   2,697,300      2,697,300          5.6%
  Four Times Square, 25th Floor
  New York, NY 10036
CIGNA Corporation
  One Liberty Place
  Philadelphia, PA 19192(e)
Lord, Abbett & Co. ........................................   2,564,859      2,564,859          5.4%
  90 Hudson Street
  Jersey City, NJ 07302(f)
OppenheimerFunds, Inc. ....................................   2,544,561      2,544,561          5.3%
  Two World Financial Center
  225 Liberty Street, 11th Floor
  New York, NY 10281(g)
Edward F. Crawley..........................................       6,574         11,574            *
John M. Danko..............................................      80,482        157,732            *
Daniel J. Fink(h)..........................................      62,174         67,174            *
Lennard A. Fisk............................................      51,480         56,480            *
Ronald J. Grabe............................................     267,096        333,762            *
Robert M. Hanisee..........................................      27,884         32,884            *
Robert J. Hermann..........................................      20,444         25,444            *
Janice I. Obuchowski.......................................      36,905         41,905            *
Garrett E. Pierce..........................................   1,002,279      1,202,279          2.0%
Frank L. Salizzoni.........................................      38,144         43,144            *
Harrison H. Schmitt........................................      33,805         38,805            *
David W. Thompson(i).......................................     642,950        792,950            *
James R. Thompson(j).......................................     666,510        766,510            *
Scott L. Webster...........................................     202,241        207,241            *
Officers and Directors as a Group (17 persons).............   3,505,201      4,235,208          6.9%

---------------

 *  Less than 1%

(a) Includes shares issuable upon exercise of currently vested stock options or options that will vest within 60 days of March 5, 2004, in the following amounts: Edward F. Crawley, 5,000 shares; John M. Danko, 45,626 shares; Daniel J. Fink, 30,000 shares; Lennard A. Fisk, 30,000 shares; Ronald J. Grabe, 207,668 shares; Robert M. Hanisee, 10,000 shares; Robert J. Hermann, 10,000 shares; Janice I. Obuchowski, 25,000 shares; Garrett E. Pierce, 790,000 shares; Frank L. Salizzoni, 25,000 shares; Harrison H. Schmitt,

    22,000 shares; David W. Thompson, 455,000 shares; James R. Thompson, 430,000 shares; Scott L. Webster, 145,000 shares; and all officers and directors as a group, 2,581,674 shares.

(b) Total Orbital stock-based holdings, including shares beneficially owned and reported on this table and stock options that will not become exercisable within 60 days of March 5, 2004.

(c) Beneficial ownership is as of December 31, 2003, based on a Schedule 13G filed with the SEC by FMR Corp. ("FMR") and represents shares of the company's common stock held by FMR and its subsidiaries, Fidelity Management Trust Company ("FMT") and Fidelity Management & Research Company ("FM&R"). FMR has reported that FMR, through its control of FM&R, an individual and certain investment funds for which FM&R acts as an investment adviser, each have sole power to dispose of 5,390,000 shares of the company's common stock owned by such investment funds. FMR has no power to vote or direct the voting of the shares of the company's common stock owned by the investment funds, which power resides with the Board of Trustees of such investment funds. FMR, through its control of FMT and certain institutional accounts for which FMT serves as investment manager, has sole voting power and sole dispositive power over 357,900 shares of the company's common stock owned by the institutional accounts. FMR has reported that Fidelity International Limited ("FIL"), which currently operates independently of FMR, is the beneficial owner of 219,500 shares of the company's common stock. FMR and FIL are of the view that they are not acting as a "group" for purposes of
    Section 13(d) of the Exchange Act and are not otherwise required to attribute to each other the beneficial ownership of securities. However, FMR has reported that it has made the Schedule 13G filing on a voluntary basis as if all of the shares are beneficially owned by FMR and FIL on a joint basis.

(d) Beneficial ownership is as of December 31, 2003, based on a Schedule 13G filed with the SEC by Capital Group International, Inc. ("CGII") and Capital Guardian Trust Company ("CGTC") and represents 2,318,300 shares of the company's common stock over which CGII and CGTC have sole voting power and 3,436,000 shares of the company's common stock over which CGII and CGTC have sole dispositive power. Both CGII and CGTC disclaimed beneficial ownership of the securities reported on Schedule 13G in accordance with Rule 13d-4 promulgated under the Exchange Act.

(e) Beneficial ownership is as of December 31, 2003, based on a Schedule 13G filed with the SEC by TimesSquare Capital Management, Inc. ("TimesSquare") and CIGNA Corporation ("CIGNA") and represents 2,557,300 shares of the company's common stock over which TimesSquare and CIGNA have shared voting power and 2,697,300 of the company's common stock over which TimesSquare and CIGNA have shared dispositive power. TimesSquare is a subsidiary of CIGNA.

(f) Beneficial ownership is as of December 31, 2003, based on a Schedule 13G filed with the SEC by Lord, Abbett & Co. and represents 2,564,859 shares of the company's common stock over which Lord, Abbett & Co. has sole voting power and sole dispositive power.

(g) Beneficial ownership is as of December 31, 2003, based on a Schedule 13G filed with the SEC by OppenheimerFunds, Inc. and represents 2,544,561 shares of the company's common stock over which OppenheimerFunds, Inc. has shared dispositive power. OppenheimerFunds, Inc. disclaimed beneficial ownership of the securities reported on Schedule 13G in accordance with Rule 13d-4 promulgated under the Exchange Act.

(h) Includes 2,000 shares of common stock with respect to which Mr. Fink shares voting and investment power with his wife.

(i) Excludes 23,000 shares of common stock owned by Mr. D.W. Thompson's wife. Mr. Thompson disclaims beneficial ownership of such shares.

(j) Includes 16,537 shares of common stock with respect to which Mr. J.R. Thompson exercises voting and investment power on behalf of a trust. Excludes 1,385 shares of common stock owned by Mr. Thompson's wife, with respect to which Mr. Thompson disclaims beneficial ownership.

                 STOCKHOLDER PROPOSALS FOR 2005 PROXY STATEMENT

     Stockholder proposals that are intended to be included in the proxy statement and related proxy materials for Orbital's 2005 annual meeting of stockholders must be received by Orbital no later than November 22, 2004 at its principal office, 21839 Atlantic Boulevard, Dulles, Virginia 20166, Attention:
Corporate Secretary.

     In addition, the proxy to be solicited by the Board for the 2005 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Orbital is provided with notice of such proposal by February 7, 2005.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act requires Orbital's officers and directors, and persons who beneficially own more than 10% of Orbital's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and stockholders beneficially owning more than 10% of Orbital's common stock are required by SEC regulation to furnish to Orbital copies of all Forms 3, 4 and 5 they file. Based solely on Orbital's review of the copies of such forms it has received and written representations from the reporting persons, Orbital believes that all of its executive officers and directors complied with the filing requirements applicable to them with respect to transactions during fiscal year 2003.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board selected the firm of PricewaterhouseCoopers as Orbital's independent auditors for the fiscal year ending December 31, 2004. PwC has served as Orbital's independent auditors since 1999. Representatives of PwC are expected to be present at the annual meeting and will be available to respond to appropriate questions and make a statement if they so desire.

FEES OF INDEPENDENT AUDITORS

     For services rendered during or in connection with Orbital's fiscal years indicated in the table below, Orbital has received, or expects to receive, invoices from PwC for the following fees:

                                        2002       2003
                                      --------   --------
Audit Fees (a)......................  $641,300   $654,820
Audit-Related Fees (b)..............    56,750     71,500
Tax Fees (c)........................   130,000     81,548
All Other Fees......................        --         --

---------------

(a) Includes fees for services rendered (i) for the annual audit of Orbital's consolidated financial statements, (ii) in connection with the quarterly reviews of the consolidated financial statements in Orbital's Forms 10-Q, and (iii) in connection with comfort letters and consents issued in 2003.

(b) Includes fees for the audits of benefit plans, assistance in connection with government contract matters, and consultations regarding various accounting matters.

(c) Includes fees for tax compliance and consultation.

     The Audit Committee takes into consideration all fees charged by the independent auditors in its assessment of PwC's independence.

     In 2003, the Audit Committee adopted policies and procedures regarding the pre-approval of audit and non-audit services to be provided by the company's independent auditors (the "Pre-Approval Policy"). The company's Audit Committee is required to pre-approve all services performed by the independent auditors to assure that the provision of such services do not impair the auditors' independence.

     The Audit Committee reviews and approves a list of pre-approved services, and the estimated costs of performance for each, at least annually. The list is updated throughout the year, as may be necessary. The Audit Committee has delegated to the Chairman the authority to pre-approve the performance by the independent auditors of services with estimated costs of performance up to $100,000. All of the fees identified above under "Fees of Independent Auditors" for 2003 were pre-approved in accordance with the Pre-Approval Policy.

     Any engagement agreement between the company and the independent auditors must be signed by an officer of the company and at least one member of the Audit Committee. The Audit Committee must be notified, at its next regularly scheduled meeting, of any engagement that occurs which had been pre-approved by the Committee or by the Audit Committee delegate. If the proposed service has not been pre-approved, then a representative of the independent auditors and the Chief Financial Officer, Controller or other Senior Vice President must jointly submit to the Audit Committee, prior to the commencement of any work, a request for approval including a reasonably detailed description of the service proposed to be provided, an estimate of the costs of performance of the service, and a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

                          ORBITAL SCIENCES CORPORATION
            Proxy for Annual Meeting of Stockholders - April 30, 2004





           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned appoints David W. Thompson and Leo Millstein and each of them as proxies, with power of substitution and re-substitution to each, to vote at the annual meeting of stockholders of Orbital Sciences Corporation (the "company") to be held at the company's headquarters, 21839 Atlantic Boulevard, Dulles, Virginia 20166 on April 30, 2004 at 9:00 a.m. and at any adjournments thereof, all shares of stock of the company that the undersigned would be entitled to vote if personally present. A majority of said proxies or their substitutes or re-substitutes or any one if only one is present and acting, shall have all the powers of all said proxies. The undersigned instructs said proxies, or their substitutes or re-substitutes, to vote in such manner as they may determine on any matters that may properly come before the meeting as indicated in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and to vote as specified by the undersigned on the reverse side.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES.

1. To elect four Directors, each to serve for a three-year term ending in 2007.

         Nominees:    Edward F. Crawley, Lennard A. Fisk, Garrett E. Pierce,
         David W. Thompson

         [  ]  FOR ALL           [  ]  WITHHOLD ALL

                --------------------------------------------
         [  ]  FOR ALL NOMINEES EXCEPT AS NOTED ABOVE
         (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.

.................................................................................

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Dated:  _________________________, 2004


___________________________________            For Inspector of
Signature                                      Elections' Use Only

-----------------------------------            --------------------
Name (please print)                            Number of Shares

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have an authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.